Exhibit 99.1

Contact:	Investors: Cameron Hopewell—Managing Director, Investor Relations—(615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services—(312) 780-7204

CORECIVIC REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS

BRENTWOOD, Tenn. – November 4, 2020 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the third quarter of 2020.

Financial Highlights – Third Quarter 2020

•	Total revenue of $468.3 million

•	CoreCivic Safety revenue of $420.0 million

•	CoreCivic Community revenue of $24.1 million

•	CoreCivic Properties revenue of $24.1 million

•	Net income attributable to common stockholders of $26.7 million

•	Diluted EPS of $0.22

•	Adjusted diluted EPS of $0.28

•	Normalized FFO per diluted share of $0.52

•	Adjusted EBITDA of $94.6 million

•	Repaid $102.2 million in total debt, net of the change in cash

Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, said, “Our business and our dedicated professionals continue to perform admirably through the COVID-19 pandemic, working diligently to provide essential services while attentively implementing and adhering to protocols designed to protect each other and those in our care. We remain a critical solution to our government partners who are also facing pandemic-related challenges. Our cash flow generation remains strong, and we are executing on our revised capital allocation strategy of prioritizing our substantial free cash flow to reduce debt. In the third quarter alone we repaid over $100 million in long-term debt, net of the change in cash, increasing our financial flexibility. We are committed to using our free cash flow in a manner that serves the long-term best interest of our shareholders, our business, our government partners, and the people and communities we together serve, and we are pleased with our progress. Finally, we continue to evaluate the potential sale of certain non-core real estate assets in our Properties segment, and are optimistic with the interest expressed to date. Generating net proceeds from these asset sales should enable us to accelerate our revised capital allocation strategy.

“In continuation of an initiative we began three years ago, we’re also pleased to have announced last month our support for a slate of new policies, including the restoration of Pell Grants for incarcerated individuals, the restoration of voting rights for the formerly incarcerated, and licensure reform to make it easier for the formerly incarcerated to find and keep jobs. With the legislative progress that’s been made, we believe now is the time to step up – not slow down – our commitment to programs and policies that reduce recidivism,” added Hininger.

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

Third Quarter 2020 Financial Results

Third Quarter 2020 Financial Results Compared With Third Quarter 2019

Net income attributable to common stockholders generated in the third quarter of 2020 totaled $26.7 million, or $0.22 per diluted share, compared with $49.0 million, or $0.41 per diluted share, in the third quarter of 2019. Adjusted for special items, net income in the third quarter of 2020 was $34.1 million, or $0.28 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the third quarter of 2019 of $55.9 million, or $0.47 per diluted share. Special items in the third quarter of 2020 included $4.7 million in expenses associated with changes in our corporate tax structure, $2.8 million in expenses associated with COVID-19, $0.8 million of asset impairments, $0.6 million in contingent consideration for acquisition of businesses, and a $1.6 million gain on the sale of real estate assets, net of taxes. Special items in the third quarter of 2019 included $6.8 million in start-up expenses and $0.1 million of expenses associated with mergers and acquisitions (M&A).

Funds From Operations (FFO) was $53.4 million, or $0.44 per diluted share, in the third quarter of 2020, compared to $76.3 million, or $0.64 per diluted share, in the third quarter of 2019. Normalized FFO, which excludes the special items described above, was $62.3 million, or $0.52 per diluted share, in the third quarter of 2020, compared with $83.1 million, or $0.70 per diluted share, in the third quarter of 2019.

EBITDA was $87.8 million in the third quarter of 2020, compared with $108.5 million in the third quarter of 2019. Adjusted EBITDA was $94.6 million in the third quarter of 2020, compared with $115.4 million in the third quarter of 2019. Adjusted EBITDA excludes the special items described above.

Financial results in the third quarter of 2020, compared with the third quarter of 2019, decreased primarily because of lower utilization of our existing contracts with Immigration and Customs Enforcement, or ICE, and modest utilization declines across many of our state-level contracts due to the ongoing impact of COVID-19. Financial results were also negatively impacted by the transition at our Cimarron Correctional Facility in Oklahoma from state populations to the U.S. Marshals Service, or USMS, resulting from a new contract executed in September 2020. Further, per share results in the third quarter of 2019 include $0.03, net of tax, for the favorable settlement of a contractual dispute with respect to revenues that would have been recognized during the previous several years, and $0.02 per share for a bonus award earned under one of our contracts with the Federal Bureau of Prisons, or BOP, for exceptional operating performance.

The declines in contract utilization were partially offset by utilization under new contracts executed in 2019 with (i) the USMS, to activate our previously idle 1,422-bed Eden Detention Center in Texas, (ii) ICE to activate our previously idle 910-bed Torrance County Detention Facility in New Mexico and to utilize capacity at our 2,232-bed Adams County Correctional Center in Mississippi, and (iii) the states of Mississippi, Kansas and Idaho to utilize available capacity at our 2,672-bed Tallahatchie County Correctional Facility in Mississippi and our 1,896-bed Saguaro Correctional Facility in Arizona. Financial results in our Properties segment were also favorably impacted by the commencement of new leases in July 2020 with the Commonwealth of Kentucky at our Southeast Correctional Complex, and in January 2020 with the state of Kansas at our newly constructed Lansing Correctional Facility.

Third Quarter 2020 Financial Results

Balance Sheet and Liquidity as of September 30, 2020

As of September 30, 2020, cash on hand was $282.5 million, with an additional $329.2 million available under our revolving credit facility. Net cash provided by operating activities was $107.2 million during the third quarter of 2020, compared with $75.4 million and $98.9 million in the first and second quarters of 2020, respectively. Net cash provided by operating activities enabled us to repay $102.2 million of total debt during the third quarter of 2020, net of the change in cash and cash equivalents, increasing our financial flexibility. We have no material capital commitments, and no debt maturities until October 2022, when $250.0 million of 5.0% unsecured notes matures. We currently expect to repay these notes upon maturity with cash on hand.

Business Development Update

New Management Contract with the United States Marshals Service at the Cimarron Correctional Facility. On September 15, 2020, we entered into a new contract under an Intergovernmental Agreement between the city of Cushing, Oklahoma and the USMS to utilize the Company’s 1,692-bed Cimarron Correctional Facility in Cushing, Oklahoma. The Company previously announced the intention to idle the Cimarron Correctional Facility during the third quarter of 2020, largely due to a lower number of inmate populations from the state of Oklahoma resulting from COVID-19, combined with the consequential impact of COVID-19 on the State’s budget. The new management contract commenced on September 15, 2020, and has an initial term of three years, with unlimited 24-month extension options following the initial term upon mutual agreement. As of September 30, 2020, we cared for 693 USMS detainees at the Cimarron facility. During 2019, and for the nine months ended September 30, 2020, this facility generated facility net operating income of $2.4 million and incurred an operating loss of $2.8 million, respectively. We expect an improvement in facility net operating income at this facility as a result of the new contract, with annual revenues increasing to approximately $30 million at current utilization levels, and an operating margin that approximates the average CoreCivic Safety operating margin percentage.

New Management Contract with the state of Idaho. On August 17, 2020, we entered into a new contract with the Idaho Department of Correction, or IDOC, to care for up to 1,200 adult male inmates at our 1,896-bed Saguaro Correctional Facility. Subject to available capacity, we may also care for IDOC inmates at our 4,128-bed Central Arizona Florence Correctional Complex under terms of the contract. The new management contract with the IDOC commenced on August 18, 2020, and has an initial term of five years, with unlimited extension options thereafter upon mutual agreement. We began accepting inmate populations into the Saguaro facility on August 18, 2020.

Third Quarter 2020 Financial Results

New Management Contract with the Federal Bureau of Prisons for Reentry Services. On October 1, 2020, we were awarded a new contract by the BOP for residential reentry and home confinement services at our 289-bed Turley Residential Center in Tulsa, Oklahoma and our 494-bed Oklahoma Reentry Opportunity Center in Oklahoma City, Oklahoma. As a result, we expect to reactivate the Turley Residential Center during the first quarter of 2021 and provide the BOP additional reentry services at our Oklahoma Reentry Opportunity Center which will supplement existing utilization by the state of Oklahoma.

Financial Guidance

On April 1, 2020, we withdrew our financial guidance because of uncertainties associated with COVID-19, and do not expect to provide financial guidance until we have further clarity around the uncertainties which continue to exist. Our business is very durable, and continues to generate cash flow even during these unprecedented disruptions to the economy and criminal justice system. This resiliency is due to the essential nature of our facilities and services in our Safety and Community segments, further enhanced by the diversification and stability of our Properties segment, all supported by payments from highly rated federal, state, and local government agencies.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the third quarter of 2020. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation, and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the fourth quarter of 2020. Written materials used in the investor presentations will also be available on our website beginning on or about November 16, 2020. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, November 5, 2020, to discuss our third quarter 2020 financial results and business outlook. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors page. The live broadcast can also be accessed by dialing 800-367-2403 in the U.S. and Canada, including the confirmation passcode 9125625. The conference call will be archived on our website following the completion of the call. In addition, there will be a telephonic replay available beginning at 1:00 p.m. central time (2:00 p.m. eastern time) on November 5, 2020, through 1:00 p.m. central time (2:00 p.m. eastern time) on November 13, 2020. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada. International callers may dial +1 719-457-0820 and enter passcode 8097453.

Third Quarter 2020 Financial Results

About CoreCivic

The Company is a diversified government solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through corrections and detention management, a network of residential reentry centers to help address America’s recidivism crisis, and government real estate solutions. We are a publicly traded real estate investment trust and the nation’s largest owner of partnership correctional, detention and residential reentry facilities. We also believe we are the largest private owner of real estate used by U.S. government agencies. The Company has been a flexible and dependable partner for government for more than 35 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at http://www.corecivic.com/.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of the South Texas Family Residential Center (STFRC) by ICE under terms of the current contract, and the impact of any changes to immigration reform and sentencing laws (our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (v) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, contract renegotiations or terminations, increases in costs of operations, fluctuations in interest rates and risks of operations; (vi) the duration of the federal government’s denial of entry at the United States southern border to asylum-seekers and anyone crossing the southern border without proper documentation or authority in an effort to contain the spread of COVID-19; (vii) government and staff responses to staff or residents testing positive for COVID-19 within public and private correctional, detention and reentry facilities, including the facilities we operate; (viii) the location and duration of shelter in place orders and other restrictions

Third Quarter 2020 Financial Results

associated with COVID-19 that disrupt the criminal justice system, along with government policies on prosecutions and newly ordered legal restrictions that affect the number of people placed in correctional, detention, and reentry facilities; (ix) whether revoking our REIT election and our revised capital allocation strategy can be implemented in a cost effective manner that provides the expected benefits, including facilitating our planned debt reduction initiative and planned return of capital to shareholders; (x) our ability to identify and consummate the sale of certain non-core assets at attractive prices; (xi) our ability to successfully identify and consummate future development and acquisition opportunities and our ability to successfully integrate the operations of our completed acquisitions and realize projected returns resulting therefrom; (xii) our ability, following the revocation of our REIT election, to identify and initiate service opportunities that were unavailable under the REIT structure; (xiii) our ability to meet and maintain qualification for taxation as a REIT for the years the Company elected REIT status; and (xiv) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Third Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$282,462	$92,120
Restricted cash	11,227	26,973
Accounts receivable, net of credit loss reserve of $6,148 and $3,217, respectively	264,745	280,785
Prepaid expenses and other current assets	35,553	35,507

Total current assets	593,987	435,385
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,554,233 and $1,510,117, respectively	2,703,475	2,700,107
Other real estate assets	230,067	238,637
Goodwill	48,569	50,537
Non-current deferred tax assets	11,583	16,058
Other assets	453,522	350,907

Total assets	$4,041,203	$3,791,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$278,732	$337,462
Current portion of long-term debt	38,644	31,349

Total current liabilities	317,376	368,811
Long-term debt, net	2,043,692	1,928,023
Deferred revenue	13,741	12,469
Other liabilities	230,402	105,579

Total liabilities	2,605,211	2,414,882

Commitments and contingencies
Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at September 30, 2020 and December 31, 2019, respectively	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 119,634 and 119,096 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	1,196	1,191
Additional paid-in capital	1,831,241	1,821,810
Accumulated deficit	(419,716)	(446,252)

Total stockholders’ equity	1,412,721	1,376,749
Non-controlling interest – operating partnership	23,271	—

Total equity	1,435,992	1,376,749

Total liabilities and equity	$4,041,203	$3,791,631

Third Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
REVENUES:
Safety	$420,032	$457,817	$1,281,914	$1,332,545
Community	24,067	30,848	80,670	92,120
Properties	24,134	19,828	69,296	58,083
Other	33	29	128	132

	468,266	508,522	1,432,008	1,482,880

EXPENSES:
Operating
Safety	319,335	338,116	973,811	971,706
Community	21,095	24,168	67,745	70,750
Properties	7,411	6,230	21,271	17,377
Other	86	221	342	413

Total operating expenses	347,927	368,735	1,063,169	1,060,246
General and administrative	35,883	32,038	97,307	94,847
Depreciation and amortization	37,865	36,654	114,436	107,768
Contingent consideration for acquisition of businesses	620	—	620	—
Asset impairments	805	—	13,058	4,706

	423,100	437,427	1,288,590	1,267,567
OPERATING INCOME	45,166	71,095	143,418	215,313

OTHER (INCOME) EXPENSE:
Interest expense, net	20,193	20,975	63,727	63,073
Other (income) expense	(2,113)	(360)	(5,633)	(614)

	18,080	20,615	58,094	62,459

INCOME BEFORE INCOME TAXES	27,086	50,480	85,324	152,854
Income tax expense	(369)	(1,486)	(3,183)	(5,942)

NET INCOME	$26,717	$48,994	$82,141	$146,912

Net income attributable to non-controlling interest	—	—	(1,181)	—

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$26,717	$48,994	$80,960	$146,912

BASIC EARNINGS PER SHARE	$0.22	$0.41	$0.68	$1.23

DILUTED EARNINGS PER SHARE	$0.22	$0.41	$0.68	$1.23

Third Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to common stockholders	$26,717	$48,994	$80,960	$146,912
Non-controlling interest	—	—	1,181	—

Diluted net income attributable to common stockholders	$26,717	$48,994	$82,141	$146,912
Special items:
Expenses associated with mergers and acquisitions	—	83	338	957
Expenses associated with COVID-19	2,820	—	10,985	—
Expenses associated with changes in corporate tax structure	4,698	—	5,045	—
Deferred tax expense on Kansas lease structure	—	—	3,085	—
Start-up expenses	—	6,793	—	9,480
Contingent consideration for acquisition of businesses	620	—	620	—
Gain on sale of real estate assets, net of taxes	(1,570)	—	(4,388)	—
Asset impairments	805	—	13,058	4,706

Adjusted net income	$34,090	$55,870	$110,884	$162,055

Weighted average common shares outstanding – basic	119,632	119,096	119,533	119,028
Effect of dilutive securities:
Stock options	—	3	—	30
Restricted stock-based awards	6	90	25	104
Non-controlling interest – operating partnership units	1,342	—	1,342	—

Weighted average shares and assumed conversions—diluted	120,980	119,189	120,900	119,162

Adjusted Diluted Earnings Per Share	$0.28	$0.47	$0.92	$1.36

Third Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$26,717	$48,994	$82,141	$146,912
Depreciation and amortization of real estate assets	28,249	27,264	84,599	80,366
Impairment of real estate assets	—	—	10,155	4,428
Gain on sale of real estate assets, net of taxes	(1,570)	—	(4,388)	(287)

Funds From Operations	$53,396	$76,258	$172,507	$231,419
Expenses associated with mergers and acquisitions	—	83	338	957
Contingent consideration for acquisition of businesses	620	—	620	—
Expenses associated with COVID-19	2,820	—	10,985	—
Expenses associated with changes in corporate tax structure	4,698	—	5,045	—
Deferred tax expense on Kansas lease structure	—	—	3,085	—
Start-up expenses	—	6,793	—	9,480
Goodwill and other impairments	805	—	2,903	278

Normalized Funds From Operations	$62,339	$83,134	$195,483	$242,134

Funds From Operations Per Diluted Share	$0.44	$0.64	$1.43	$1.94

Normalized Funds From Operations Per Diluted Share	$0.52	$0.70	$1.62	$2.03

Third Quarter 2020 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$26,717	$48,994	$82,141	$146,912
Interest expense	22,809	21,402	71,237	64,628
Depreciation and amortization	37,865	36,654	114,436	107,768
Income tax expense	369	1,486	3,183	5,942

EBITDA	$87,760	$108,536	$270,997	$325,250
Expenses associated with mergers and acquisitions	—	83	338	957
Expenses associated with COVID-19	2,820	—	10,985	—
Expenses associated with changes in corporate tax structure	4,698	—	5,045	—
Contingent consideration for acquisition of businesses	620	—	620	—
Start-up expenses	—	6,793	—	9,480
Gain on sale of real estate assets	(2,102)	—	(4,920)	—
Asset impairments	805	—	13,058	4,706

Adjusted EBITDA	$94,601	$115,412	$296,123	$340,393

Third Quarter 2020 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO, in particular, is a widely accepted non-GAAP supplemental measure of REIT performance, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. EBITDA, Adjusted EBITDA, and Normalized FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Start-up expenses represent the incremental operating losses incurred during the period we activate idle correctional facilities. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, M&A activity, start-up expenses, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented. Even though expenses associated with mergers and acquisitions may be recurring, the magnitude and timing fluctuate based on the timing and scope of M&A activity, and therefore, such expenses, which are not a necessary component of the ongoing operations of the Company, may not be comparable from period to period.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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